PROSPECTUS SUPPLEMENT To Prospectus dated July 12, 2010	Filed pursuant to Rule 424(b)(5) Registration Statement No. 333-167906

5,454,550 SHARES OF COMMON STOCK
SERIES A WARRANTS TO PURCHASE 2,181,821 SHARES OF COMMON STOCK
SERIES B WARRANTS TO PURCHASE 3,818,185 SHARES OF COMMON STOCK
SERIES C WARRANTS TO PURCHASE 1,527,273 SHARES OF COMMON STOCK
AND 7,527,279 SHARES OF COMMON STOCK UNDERLYING WARRANTS

We are offering to certain investors pursuant to this prospectus supplement and the accompanying prospectus, up to 5,454,550 shares of our common stock, par value $.001 per share, together with Series A Warrants to purchase up to 2,181,821 shares of our common stock, Series B Warrants to purchase up to 3,818,185 shares of our common stock, and Series C Warrants to purchase up to 1,527,273 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of the Series A Warrants, Series B Warrants, and Series C Warrants). We refer to the Series A Warrants, Series B Warrants, and Series C Warrants, collectively, as the "warrants." The purchase price for each share of common stock together with the warrants, is $0.935, for an aggregate offering amount of $5,100,004.25.

The Series A Warrants will entitle the holder thereof to purchase up to 40% of the shares of common stock purchased by such holder at the closing of the transactions contemplated hereby, the Series B Warrants will entitle the holder thereof to purchase up to 70% of the shares of common stock purchased by such holder at the closing of the transactions contemplated hereby, and the Series C Warrants will entitle the holder thereof to purchase up to 28% of the common stock purchased by such holder at the closing of the transactions contemplated hereby. The Series A Warrants and the Series C Warrants have an exercise price of $1.12 per share, subject to adjustment, and expire five years after their issuance. The Series B Warrants have an exercise price $0.935 per share, subject to adjustment, and expire 150 days after their issuance. The Series C Warrants are only exercisable to the extent that the Series B Warrants are exercised and only in the same percentage that the Series B Warrants are exercised.

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB." On January 12, 2011, the last reported sale price of our common stock was $1.08 per share. The warrants will not be listed on any national securities exchange.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement for a discussion of matters that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 13, 2011

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-1
ABOUT PROVECTUS PHARMACEUTICALS	S-2
SUMMARY OF THE OFFERING	S-5
RISK FACTORS	S-6
USE OF PROCEEDS	S-11
PLAN OF DISTRIBUTION	S-12
DILUTION	S-12
DESCRIPTION OF SECURITIES	S-13
LEGAL MATTERS	S-14
EXPERTS	S-14
WHERE YOU CAN FIND MORE INFORMATION	S-14
INCORPORATION OF DOCUMENTS BY REFERENCE	S-14

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF DOCUMENTS BY REFERENCE	1
ABOUT PROVECTUS PHARMACEUTICALS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT	3
RISK FACTORS	3
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	4
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF UNITS	9
LEGAL MATTERS	10
EXPERTS	10

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus that we may provide to you. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell our common stock or the warrants (or shares of common stock issuable upon exercise of warrants) in any jurisdiction where the offer and sale is not permitted, and this document may only be used where it is legal to sell these securities. You should not assume that any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, warrants, or units.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, other than with respect to the securities purchase agreement to be entered into in connection with the transactions contemplated by the prospectus supplement, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add, update or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page S-14 of this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus that we may provide to you. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell our common stock or the warrants (or shares of common stock issuable upon exercise of warrants) in any jurisdiction where the offer and sale is not permitted, and this document may only be used where it is legal to sell these securities. You should not assume that any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Provectus," "Provectus Pharmaceuticals," "we," "us," or similar references mean Provectus Pharmaceuticals, Inc. and our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement, including documents that we subsequently file with the SEC prior to the completion of the offering, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "may," "will," "could," "should," "expect," "anticipate," "intend," "estimate," "believe," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement and the accompanying prospectus under the caption "Risk Factors," as well as in our most recent Annual Report on Form 10-K, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement.

ABOUT PROVECTUS PHARMACEUTICALS

Recent Developments

Lincoln Park Transaction.

On December 22, 2010, we entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, which we refer to as Lincoln Park, pursuant to which Lincoln Park agreed to purchase 1,000,000 shares of our common stock together with a warrant to purchase 500,000 shares of our common stock for an aggregate purchase price of $1,000,000. The warrant became immediately exercisable, expires five years after issuance and has an exercise price of $1.50 per share. The purchase of the shares and warrant closed on December 23, 2010.

In addition to the foregoing investment, under the Purchase Agreement, we may, in our sole discretion, direct Lincoln Park to purchase up to $30,000,000 of our common stock over the 30-month term of the Purchase Agreement. On each business day during the term of the Purchase Agreement, we may, in our sole discretion direct Lincoln Park to purchase up to 100,000 shares of our common stock at a per share purchase price equal to the lesser of (i) the lowest sale price of our common stock reported on the OTCBB on the purchase date and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days prior preceding the purchase date. If on the purchase date the closing price of our common stock is $1.50 or more, we may direct Lincoln Park to purchase up to 400,000 shares of our common stock for a purchase price per share equal to the lesser of (i) the lowest sale price of our common stock on the purchase date or (ii) the lowest purchase price during the previous 10 business days prior to the purchase date. There is no upper limit on the price per share that Lincoln Park must pay for our common stock, and in no event may Lincoln Park purchase shares of our common stock for less than $0.75 per share.

In consideration of Lincoln Park entering into the Purchase Agreement and making the commitment to purchase up to $30,000,000 of our common stock, we issued 300,000 shares of our common stock to Lincoln Park and may issue up to an additional 1,500,000 shares of our common stock on a pro rata basis as and only to the extent that Lincoln Park funds the $30,000,000. The foregoing commitment shares may not be sold by Lincoln Park until the Purchase Agreement expires or is terminated. As of the date of this prospectus, we have directed Lincoln Park to purchase 50,000 shares of our common stock, which Lincoln Park purchased for aggregate consideration of $44,665. In connection with the foregoing sale, we issued 2,233 shares of our common stock as additional commitment shares.

The Purchase Agreement may be terminated by us at any time, at our discretion, without cost to us. The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions by, among and for the benefit of the parties. The parties may otherwise mutually agree on other sales of common stock under the agreement.

Unresolved SEC Comments.

On December 23, 2010, we received a comment letter from the staff of the SEC related to our Form 10-K for the year ended December 31, 2009, and our Form 10-Q for the quarterly period ended September 30, 2010. One of the SEC's comments requests our analysis of whether certain warrants issued in March 2010 and April 2010 should be classified as liabilities pursuant to Accounting Standards Codification 815-40-15 "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock," which we refer to as ASC 815, and subsequent changes in fair value recorded in earnings. The comment further requests that we provide the model used to value the warrants.

The warrants that are the subject of the SEC's comment include warrants to purchase 5,291,654 shares of the Company's common stock issued in March 2010 and warrants to purchase 1,350,000 shares of the Company's common stock issued in April 2010, which refer to as the 2010 warrants. The 2010 warrants have an exercise price of $1.00 per share and expire five years after their issuance. The 2010 warrants contain certain anti-dilution provisions pursuant to which future issuances or deemed issuances of our common stock without consideration or for consideration per share less than the applicable exercise price in effect immediately prior to such issue, will result in the exercise price of the 2010 warrants being reduced to the consideration per share received by us for such deemed issue. We classified the 2010 warrants as equity in the applicable quarterly reports.

We are in the process of responding to the SEC's comment. Our management has determined that the 2010 warrants should be classified as liabilities in accordance with ASC 815 due to the anti-dilution provisions contained in the 2010 warrants, but has not yet quantified the impact of this change in classification to determine if it is material. We intend to reflect the necessary adjustment in the fourth quarter of 2010, but may be required to restate our quarterly reports on Form 10-Q for the quarterly periods ending March 31, June 30, and September 30, 2010, depending on the materiality of the required adjustment.

The application of ASC 815 to the 2010 warrants will not impact our overall cash position or our cash-based expense for any of the quarterly periods previously reported. The application of ASC 815 to the 2010 warrants will result in an increase in liabilities to reflect the value of the 2010 warrants, with a corresponding decrease in additional paid-in capital, an increase in dividends reported on the related preferred stock and an increase or decrease in our net loss for changes in the value of the 2010 warrants between reporting periods.

Business Information

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Corporate Information

Provectus Pharmaceuticals, Inc., formerly known as "Provectus Pharmaceutical, Inc." and "SPM Group, Inc.," was incorporated under Colorado law on May 1, 1978. SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to "Provectus Pharmaceutical, Inc." and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as PPI. On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical. As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI. As part of the acquisition, Provectus Pharmaceutical changed its name to "Provectus Pharmaceuticals, Inc.," and PPI became a wholly-owned subsidiary of Provectus.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation "Xantech Pharmaceuticals, Inc." Through this acquisition, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions for the development of dermatology and oncology prescription drugs, medical devices and over-the-counter pharmaceutical products and for the preparation of human and animal vaccines, diagnosis of infection diseases and enhanced production of genetically engineered drugs.

On December 5, 2002, we acquired the assets of Pure-ific L.L.C., a Utah limited liability company, and created a wholly-owned subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the "Pure-ific" trademarks.

Provectus has the following seven wholly-owned subsidiaries: Xantech Pharmaceuticals, Inc.; Pure-ific Corporation; Provectus Biotech, Inc.; Provectus Devicetech, Inc.; Provectus Imaging, Inc.; IP Tech, Inc.; and Provectus Pharmatech, Inc. Provectus has designated all of its subsidiaries as non-core except for Provectus Pharmatech, Inc., which owns the patented technologies for its prescription drug product candidates for the treatment of cancer and serious skin diseases. The non-core subsidiaries own patented technologies for a range of other products that are intended to be further developed and licensed. The potential further development and licensure would likely be facilitated via us selling a majority stake of the underlying assets of each non-core subsidiary. This transaction would likely be accomplished through a non-core spin-out process which would enable each non-core subsidiary to become a separate publicly held company. Each new public entity could then raise funds without diluting the ownership of our then current stockholders.

We manage Provectus and our subsidiaries on an integrated basis. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (866) 594-5999.

SUMMARY OF THE OFFERING

The Issuer	Provectus Pharmaceuticals, Inc., a Nevada corporation

Securities offered
5,454,550 shares of our common stock, par value $.001 per share, together with Series A Warrants to purchase up to 2,181,821 shares of our common stock in the aggregate, Series B Warrants to purchase up to 3,818,185 shares of our common stock in the aggregate, and Series C Warrants to purchase up to 1,527,273 shares of our common stock in the aggregate (and the shares of common stock issuable from time to time upon exercise of the Series A Warrants, Series B Warrants, and Series C Warrants). The purchase price for each share of our common stock, together with the accompanying warrants, is $0.935. We refer to the Series A Warrants, Series B Warrants, and Series C Warrants, collectively, as the "warrants."

Series A Warrants
The Series A Warrants will entitle the holder thereof to purchase up to 40% of the shares of common stock purchased by such holder at the closing of the transactions contemplated hereby. The Series A Warrants have an exercise price of $1.12 per share, subject to adjustment, and expire five years after their issuance.

Series B Warrants
The Series B Warrants will entitle the holder thereof to purchase up to 70% of the shares of common stock purchased by such holder at the closing of the transactions contemplated hereby. The Series B Warrants have an exercise price of $0.935 per share, subject to adjustment, and expire 150 days after their issuance.

Series C Warrants
The Series C Warrants will entitle the holder thereof to purchase up to 28% of the shares of common stock purchased by such holder at the closing of the transactions contemplated hereby. The Series C Warrants have an exercise price of $1.12 per share, subject to adjustment, and expire five years after their issuance. The Series C Warrants are only exercisable to the extent that the Series B Warrants are exercised and only in the same percentage that the Series B Warrants are exercised.

Common stock outstanding before and after this offering
Before this offering, 92,768,593 shares of our common stock were outstanding as of January 12, 2011.
After this offering, 98,223,143 shares of our common stock will be outstanding, and assuming that all of the Series A Warrants, Series B Warrants, and Series C Warrants are exercised, 105,750,422 shares of our common stock will be outstanding.

Unless the context requires otherwise, all share and per-share common stock information in this prospectus supplement assumes that 92,768,593 shares of our common stock were outstanding before this offering. The number of outstanding shares of our common stock excludes shares that may be issued upon the exercise or conversion of the following securities as of January 12, 2011:

• 15,776,052 outstanding, unexercised warrants to purchase our common stock;
• 11,907,622 outstanding, unexercised options to purchase our common stock; and
• 5,389,996 outstanding, unconverted shares of our 8% Convertible Preferred Stock, par value $.001 per share.

Use of proceeds
Net proceeds will be used solely for general working capital purposes, provided that none of the net proceeds will be used, directly or indirectly, (i) for the satisfaction of any debt of us or our subsidiaries (other than payment of trade payables incurred after the date hereof in the ordinary course of business of us and our subsidiaries and consistent with prior practices), (ii) for the redemption of any of our securities or (iii) with respect to any litigation involving us or any of our subsidiaries (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto).

Market for securities	Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB." The warrants are not listed on any national securities exchange, and there is no public market for the warrants.

Risk factors
Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement for a discussion of matters that you should consider.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in this prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement, the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Offering and Ownership of Our Common Stock and Warrants

There is no minimum offering amount required as a condition to the closing of this offering, and the actual amount of net proceeds that we receive may be lower than we anticipate, which may result in the need to raise additional capital.

There is no minimum offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, perhaps substantially less, than the maximum amount of this offering stated on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount stated in the section of this prospectus supplement captioned “USE OF PROCEEDS,” which is based upon an assumption that we sell the maximum amount of securities offered hereby. In the event we do not complete the full amount of the offering, we may not receive enough proceeds to fully meet our capital needs and may need to raise additional capital.

We have broad discretion in how we use the proceeds of this offering, and we may use the proceeds in ways in which you disagree or in ways that do not enhance the value of our common stock.

We will have significant discretion in how we use the net proceeds of this offering. We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, investors will be entrusting their funds to our management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will be ultimately applied. It is possible that our use of the net proceeds will not benefit our business or enhance the value of our common stock. However, we have agreed that the net proceeds will be used solely for general working capital purposes and that none of the net proceeds in this offering will be used, directly or indirectly, (i) for the satisfaction of any debt of us or our subsidiaries (other than payment of trade payables incurred after the date hereof in the ordinary course of business of us and our subsidiaries and consistent with prior practices), (ii) for the redemption of any of our securities or (iii) with respect to any litigation involving us or any of our subsidiaries (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto).

You will pay a higher price than the net tangible book value per share of our common stock, and upon your exercise of warrants, our net tangible book value per share may be less than the exercise price of warrants.

The offering price of the securities offered in this offering is substantially higher than the adjusted net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of our common stock from the price that you pay for shares of our common stock. Upon exercise of your warrants, our net tangible book value per share may be less than the exercise price of the warrants, which would also result in you experiencing immediate dilution because the per share exercise price of your warrants would be higher than the net tangible book value per share of the outstanding common stock at the time of exercise.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

There can be no assurance that the price of shares of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter.

Unless the price of our common stock equals or exceeds the exercise price of the warrants at the time of their exercise, you may not be able to exercise the warrants profitably. There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter. The warrants may be worthless and expire unexercised if the price of our common stock does not exceed the warrant exercise price.

Resales of our common stock by the public following the offering may cause the market price of our common stock to fall.

The initial issuance of shares of our common stock and the issuance of shares of our common stock upon the exercise of the warrants could have the effect of depressing the market price for shares of our common stock.

The market price of our common stock has been highly volatile due to several factors that will continue to affect the price of our common stock.

Our common stock has traded as low as $0.68 per share and as high as $1.76 per share since January 12, 2009. We believe that our common stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our common stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock trades on the OTC Bulletin Board, as well as the issuance of warrants or convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our common stock. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

Any agreement to sell, or convert debt or equity securities into, our common stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our common stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Our stock price is below $5.00 per share and is treated as a “penny stock”, which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as “penny stock” under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules promulgated thereunder. The SEC has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•	broker-dealers must deliver, prior to the transaction a disclosure schedule prepared by the SEC relating to the penny stock market;

•	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

•	broker-dealers must disclose current quotations for the securities;

•	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and

•
a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock remains subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could affect a shareholder’s ability to sell their shares.

Risk Related to Our Company

Our technologies are in early stages of development.

We generated minimal initial revenues from sales and operations in 2006 and 2005, and we do not expect to generate revenues to enable us to be profitable for several calendar quarters unless we sell and/or license our technologies. We discontinued our proof-of-concept program in November 2006 and have, therefore, ceased selling our over-the-counter products. To complete our current planned studies in clinical development, we expect to spend approximately $123,000 in 2010. We estimate that our existing capital resources will be sufficient to fund our current operations. We may need to raise additional funds in 2012 in order to fully implement our integrated business plan, including potential commercialization of PV-10 to treat metastatic melanoma and execution of any potential next phases in clinical development of our pharmaceutical products unless we plan to license and/or co-develop the further development of our drug product candidates with industry partners.

The prescription drug and medical device products in our internal pipeline are at an early stage of development, and they may fail in subsequent development or commercialization.

We are continuing to pursue clinical development of our most advanced pharmaceutical drug products, PH-10 and PV-10, for use as treatments for specific conditions. These products and other pharmaceutical drug and medical device products that we are currently developing will require significant additional research, formulation and manufacture development, and pre-clinical and extensive clinical testing prior to regulatory licensure and commercialization. Pre-clinical and clinical studies of our pharmaceutical drug and medical device products under development may not demonstrate the safety and efficacy necessary to obtain regulatory approvals. Pharmaceutical and biotechnology companies have suffered significant setbacks in advanced clinical trials, even after experiencing promising results in earlier trials. Pharmaceutical drug and medical device products that appear to be promising at early stages of development may not reach the market or be marketed successfully for a number of reasons, including the following:

•	a product may be found to be ineffective or have harmful side effects during subsequent pre-clinical testing or clinical trials;

•	a product may fail to receive necessary regulatory clearance;

•	a product may be too difficult to manufacture on a large scale;

•	a product may be too expensive to manufacture or market;

•	a product may not achieve broad market acceptance;

•	others may hold proprietary rights that will prevent a product from being marketed; or

•	others may market equivalent or superior products.

We do not expect any pharmaceutical drug products that we are developing to be commercially available for several years, if at all. Our research and product development efforts may not be successfully completed and may not result in any successfully commercialized products. Further, after commercial introduction of a new product, discovery of problems through adverse event reporting could result in restrictions on the product, including withdrawal from the market and, in certain cases, civil or criminal penalties.

Our over-the-counter products are at an early stage of introduction, and we cannot be sure that they will be sold through a combination of asset sale and licensure in the marketplace.

We have previously focused on marketing Pure-ific, one of our over-the-counter products, on a limited basis to establish proof of concept, which we believe we have accomplished. We have recognized minimal revenue from this product, as the sales of this product have not been material. We discontinued our proof-of-concept program in November 2006 and have, therefore, ceased selling our over-the-counter products. In order for this product, and our other over-the-counter products, to become commercially successful, we now intend to license the products. We have been discussing this strategy with interested groups. Additionally, we intend to sell a majority stake in the underlying assets via a non-core spin-out transaction.

Competition in the prescription drug, medical device and over-the-counter pharmaceuticals markets is intense, and we may be unable to succeed if our competitors have more funding or better marketing.

The pharmaceutical and biotechnology industries are intensely competitive. Other pharmaceutical and biotechnology companies and research organizations currently engage in or have in the past engaged in research efforts related to treatment of dermatological conditions or cancers of the skin, liver and breast, which could lead to the development of products or therapies that could compete directly with the prescription drug, medical device and over-the-counter products that we are seeking to develop and market.

Many companies are also developing alternative therapies to treat cancer and dermatological conditions and, in this regard, are our competitors. Many of the pharmaceutical companies developing and marketing these competing products have significantly greater financial resources and expertise than we do in:

•	research and development;

•	manufacturing;

•	preclinical and clinical testing;

•	obtaining regulatory approvals; and

•	marketing.

Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Academic institutions, government agencies, and other public and private research organizations may also conduct research, seek patent protection, and establish collaborative arrangements for research, clinical development, and marketing of products similar to ours. These companies and institutions compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our programs.

In addition to the above factors, we expect to face competition in the following areas:

•	product efficacy and safety;

•	the timing and scope of regulatory consents;

•	availability of resources;

•	reimbursement coverage;

•	price; and

•	patent position, including potentially dominant patent positions of others.

As a result of the foregoing, our competitors may develop more effective or more affordable products or achieve earlier product commercialization than we do.

Product Competition. Additionally, since our formerly marketed products are generally established and commonly sold, they were subject to competition from products with similar qualities when we marketed them.

Our over-the-counter product Pure-ific, when we sold it in the proof-of-concept stage, competed in the market with other hand sanitizing products, including in particular, the following hand sanitizers:

•	Purell (owned by Johnson & Johnson)

•	Avagard D (manufactured by 3M), and

•	a large number of generic and private-label equivalents to these market leaders.

Our over-the-counter product GloveAid represents a new product category that has no direct competitors; however, other types of products, such as AloeTouch® disposable gloves (manufactured by Medline Industries) target the same market niche.

Since our prescription products PV-10 and PH-10 have not yet been approved by the United Stated Food and Drug Administration or introduced to the marketplace, we cannot estimate what competition these products might face when they are finally introduced, if at all. We cannot assure you that these products will not face significant competition for other prescription drugs and generic equivalents.

If we are unable to secure or enforce patent rights, trademarks, trade secrets or other intellectual property our business could be harmed.

We may not be successful in securing or maintaining proprietary patent protection for our products and technologies we develop or license. In addition, our competitors may develop products similar to ours using methods and technologies that are beyond the scope of our intellectual property protection, which could reduce our anticipated sales. While some of our products have proprietary patent protection, a challenge to these patents can be subject to expensive litigation. Litigation concerning patents, other forms of intellectual property, and proprietary technology is becoming more widespread and can be protracted and expensive and can distract management and other personnel from performing their duties.

We also rely upon trade secrets, unpatented proprietary know-how, and continuing technological innovation to develop a competitive position. We cannot assure you that others will not independently develop substantially equivalent proprietary technology and techniques or otherwise gain access to our trade secrets and technology, or that we can adequately protect our trade secrets and technology.

If we are unable to secure or enforce patent rights, trademarks, trade secrets, or other intellectual property, our business, financial condition, results of operations and cash flows could be materially adversely affected. If we infringe on the intellectual property of others, our business could be harmed.

We could be sued for infringing patents or other intellectual property that purportedly cover products and/or methods of using such products held by persons other than us. Litigation arising from an alleged infringement could result in removal from the market, or a substantial delay in, or prevention of, the introduction of our products, any of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

If we do not update and enhance our technologies, they will become obsolete.

The pharmaceutical market is characterized by rapid technological change, and our future success will depend on our ability to conduct successful research in our fields of expertise, to discover new technologies as a result of that research, to develop products based on our technologies, and to commercialize those products. While we believe that our current technology is adequate for our present needs, if we fail to stay at the forefront of technological development, we will be unable to compete effectively. Our competitors are using substantial resources to develop new pharmaceutical technologies and to commercialize products based on those technologies. Accordingly, our technologies may be rendered obsolete by advances in existing technologies or the development of different technologies by one or more of our current or future competitors.

If we lose any of our key personnel, we may be unable to successfully execute our business plan.

Our business is presently managed by four key employees:

•	H. Craig Dees, Ph.D., our Chief Executive Officer;

•	Timothy C. Scott, Ph.D., our President

•	Eric A. Wachter, Ph.D., our Executive Vice President – Pharmaceuticals; and

•	Peter R. Culpepper, CPA, our Chief Financial Officer and Chief Operating Officer.

In addition to their responsibilities for management of our overall business strategy, Drs. Dees, Scott and Wachter are our chief researchers in the fields in which we are developing and planning to develop prescription drugs, medical devices and over the counter products. The loss of any of these key employees could have a material adverse effect on our operations, and our ability to execute our business plan might be negatively impacted. Any of these key employees may leave their employment with us if they choose to do so, and we cannot assure you that we would be able to hire similarly qualified employees if any of our key employees should choose to leave.

Because we have only four employees in total, our management may be unable to successfully manage our business.

In order to successfully execute our business plan, our management must succeed in all of the following critical areas:

•	Researching diseases and possible therapies in the areas of dermatology and skin care, oncology, and biotechnology;

•	Developing prescription drug, medical device, and over-the-counter products based on our research;

•	Marketing and selling developed products;

•	Obtaining additional capital to finance research, development, production, and marketing of our products; and

•	Managing our business as it grows.

As discussed above, we currently have only four employees, all of whom are full-time employees. The greatest burden of succeeding in the above areas, therefore, falls on Drs. Dees, Scott, and Wachter, and Mr. Culpepper. Focusing on any one of these areas may divert their attention from our other areas of concern and could affect our ability to manage other aspects of our business. We cannot assure you that our management will be able to succeed in all of these areas or, even if we do so succeed, that our business will be successful as a result. We anticipate adding an additional regulatory affairs officer on a consulting basis within several months. While we have not historically had difficulty in attracting employees, our small size and limited operating history may make it difficult for us to attract and retain employees in the future, which could further divert management’s attention from the operation of our business.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We are currently in the process of determining the materiality of applying Accounting Standards Codification 815-40-15 to certain warrants we issued in 2010, and we may be required to restate our quarterly reports on Form 10-Q for the quarterly periods ending March 31, June 30, and September 30, 2010.

On December 23, 2010, we received a comment letter from the staff of the SEC related to our Form 10-K for the year ended December 31, 2009, and our Form 10-Q for the quarterly period ended September 30, 2010. One of the SEC's comments requests our analysis of whether certain warrants issued in March 2010 and April 2010 should be classified as liabilities pursuant to Accounting Standards Codification 815-40-15 "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock," which we refer to as ASC 815, and subsequent changes in fair value recorded in earnings. The comment further requests that we provide the model used to value the warrants.

The warrants that are the subject of the SEC's comment include warrants to purchase 5,291,654 shares of the Company's common stock issued in March 2010 and warrants to purchase 1,350,000 shares of the Company's common stock issued in April 2010, which refer to as the 2010 warrants. The 2010 warrants have an exercise price of $1.00 per share and expire five years after their issuance. The 2010 warrants contain certain anti-dilution provisions pursuant to which future issuances or deemed issuances of our common stock without consideration or for consideration per share less than the applicable exercise price in effect immediately prior to such issue, will result in the exercise price of the 2010 warrants being reduced to the consideration per share received by us for such deemed issue. We classified the 2010 warrants as equity in the applicable quarterly reports.

We are in the process of responding to the SEC's comment. Our management has determined that the 2010 warrants should be classified as liabilities in accordance with ASC 815 due to the anti-dilution provisions contained in the 2010 warrants, but has not yet quantified the impact of this change in classification to determine if it is material. We intend to reflect the necessary adjustment in the fourth quarter of 2010, but may be required to restate our quarterly reports on Form 10-Q for the quarterly periods ending March 31, June 30, and September 30, 2010, depending on the materiality of the required adjustment.

The application of ASC 815 to the 2010 warrants will not impact our overall cash position or our cash-based expense for any of the quarterly periods previously reported. The application of ASC 815 to the 2010 warrants will result in an increase in liabilities to reflect the value of the 2010 warrants, with a corresponding decrease in additional paid-in capital, an increase in dividends reported on the related preferred stock and an increase or decrease in our net loss for changes in the value of the 2010 warrants between reporting periods.

USE OF PROCEEDS

Assuming that we sell the full amount of securities in this offering of $5,100,004.25, we estimate that the net proceeds, after deducting estimated expenses of $60,000, and excluding the proceeds, if any, that we receive from the exercise of the warrants issued in this offering, will be approximately $5,040,004.25. Net proceeds will be used solely for general working capital purposes, provided that none of the net proceeds will be used, directly or indirectly, (i) for the satisfaction of any debt of us or our subsidiaries (other than payment of trade payables incurred after the date hereof in the ordinary course of business of us and our subsidiaries and consistent with prior practices), (ii) for the redemption of any of our securities or (iii) with respect to any litigation involving us or any of our subsidiaries (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto).

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We cannot estimate precisely the allocation of the net proceeds from this offering. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering.

PLAN OF DISTRIBUTION

We are offering up to 5,454,550 shares of our common stock and warrants to purchase up to 7,527,279 shares of our common stock (and the shares of our common stock issuable from time to time upon exercise of the warrants) directly to the investors who are parties to a securities purchase agreement. The closing of the sale of our common stock and warrants will occur on or before January 19, 2011. The form of securities purchase agreement to be entered into with the investors in this offering, and the forms of warrant will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with this offering.

We negotiated the price for the securities to be sold in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our prospects for future revenues.

DILUTION

If you purchase our common stock and the warrants in this offering, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2010 was approximately $9,069,678, or $0.1051 per share. Our net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock issued and outstanding. Without taking into account any other changes in our net tangible book value after September 30, 2010, other than to give effect to our receipt of the estimated proceeds from the sale of 5,454,550 shares of our common stock together with the warrants for $0.935 for each share and the related warrants, less our estimated offering expenses, our net tangible book value as of September 30, 2010 would have been approximately $14,109,682, or $0.1538 per share. This represents an immediate increase in net tangible book value of $0.0487 per share to existing holders of our common stock and an immediate dilution in net tangible book value of $0.7812 per share to new investors purchasing shares of common stock and warrants in this offering. We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the offering price of the shares of common stock and warrants. Holders of warrants issued in this offering who exercise their warrants may experience dilution if our net tangible value at the time of exercise is less than the exercise price. The following table illustrates the dilution in net tangible book value per share to new investors.

Public offering price for each share of our common stock and the related warrants		$0.935
Net tangible book value per share as of September 30, 2010 before giving effect to this offering	$0.1051
Increase in net tangible book value per share attributable to the offering	$0.0487
Adjusted net tangible book value per share as of September 30, 2010 after giving effect to this offering		$0.1538
Dilution in net tangible book value per share to new investors		$0.7812

This discussion of dilution, and the table set forth above, is based on 86,266,637 shares of our common stock issued and outstanding as of September 30, 2010 before giving effect to this offering and 91,721,187 shares of common stock issued and outstanding as of September 30, 2010 after giving effect to this offering. The foregoing discussion and table assume that none of the following securities have been exercised or converted for or into shares of our common stock as of September 30, 2010:

•	7,527,279 shares of our common stock issuable upon exercise of warrants issued in this offering;

•	12,540,955 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2010 issued under our Amended and Restated 2002 Stock Plan, as amended;

•	850,000 shares of our common stock reserved for future issuance under our Amended and Restated 2002 Stock Plan, as amended;

•	27,717,064 shares of our common stock issuable upon exercise of warrants to purchase our common stock outstanding as of September 30, 2010; and

•	7,446,663 shares of our common stock reserved for issuance upon conversion of 7,446,663 shares of our 8% Convertible Preferred Stock, par value $.001 per share, outstanding as of September 30, 2010.

DESCRIPTION OF SECURITIES

In this offering, we are offering up to 5,454,550 shares of our common stock together with Series A Warrants, Series B Warrants, and Series C Warrants (and the shares of our common stock issuable from time to time upon exercise of the warrants).

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading "Description of Capital Stock" beginning on page 5 of the prospectus. As of January 12, 2011, there were 92,768,593 shares of our common stock issued and outstanding.

Warrants

The warrants issued in this offering will be issued pursuant to the securities purchase agreement. The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the forms of warrant being filed with a Current Report on Form 8-K, and reference is made thereto for a complete description of the warrants.

Together with shares of our common stock, we are offering Series A Warrants to purchase up to 40% of the shares of our common stock issued at the closing of the offering, Series B Warrants to purchase up to 70% of the shares of our common stock issued at the closing of the offering, and Series C Warrants to purchase up to 28% of the shares of our common stock issued at the closing of the offering. The exercise price of the Series A Warrants and Series C Warrants is $1.12 per share of our common stock, subject to adjustment. The exercise price of the Series B Warrants is $0.935 per share of our common stock, subject to adjustment. The Series A Warrants and Series C Warrants are exercisable upon their issuance and expire five years after their issuance. The Series B Warrants are exercisable upon their issuance and expire 150 days after their issuance. The Series C Warrants are only exercisable to the extent that the Series B Warrants are exercised and only in the same percentage that the Series B Warrants are exercised. The warrants are not listed on any national securities exchange and there currently is no public market for the warrants.

The warrants are exercisable, at the option of each warrant holder, upon delivery of an executed notice of exercise. If at the time of exercise, a registration statement relating to the shares of our common stock underlying the warrants is not effective, or if the related prospectus is not available for use, then a warrant holder may elect to exercise its warrants using a net exercise (i.e. cashless exercise) mechanism.

The exercise price of the warrants will be adjusted in the event of stock splits, reverse stock splits and the like. In the event that the warrants' exercise price is adjusted due to stock splits, reverse stock splits, and the like, then the number of shares issuable upon exercise also will be adjusted, such that the aggregate exercise price payable for the adjusted number of underlying shares shall be the same as the aggregate exercise price in effect immediately prior to the adjustment. The Series A Warrants and Series C Warrants also contain additional anti-dilution provisions such that, subject to certain customary exceptions, in the event of an issuance or deemed issuance by us of our common stock or securities convertible into our common stock at a per share price less than the then applicable exercise price, the then applicable exercise price will be reduced to the new issuance price. The Series B Warrants do not contain such additional anti-dilution provisions.

If we do not deliver the shares underlying warrants within three trading days after exercise of such warrants, and if on or after such third trading day, the warrant holder purchases shares of common stock to deliver in satisfaction of a sale of the underlying shares by the warrant holder, then we maybe required to either: pay to the warrant holder the amount it paid for shares of common stock to cover its sale (the “Buy-In Price”); or deliver a stock certificate representing the underlying shares and pay to the warrant holder an amount equal to the difference between the Buy-In Price and the product of (a) the number of shares deliverable upon exercise and (b) the closing sale price of our common stock immediately preceding our receipt of the exercise notice.

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.9% of our common stock.

The warrants may be offered for sale, sold, transferred or assigned without our consent. If the warrants are to be transferred, the holder may surrender the warrants to us, whereupon we will forthwith issue and deliver upon the order of the holder a new warrant, registered as the holder may request, representing the right to purchase the number of shares of our common stock being transferred by the holder and, if less than the total number of shares of our common stock then underlying the warrants is being transferred, a new warrant to the holder representing the right to purchase the number of shares of our common stock not being transferred.

Except as set forth specifically in the warrants, the holder of warrants, solely in its capacity as such, is not entitled to vote or receive dividends or deemed to be the holder of share capital of us for any purpose. Notwithstanding the foregoing, the holders of Series A Warrants and Series C Warrants have the right to participate in dividends or other distributions of our assets (or rights to acquire our assets) to the same extent that such holder would have participated if such holder held the number of shares of our common stock underlying such Series A Warrants and Series C Warrants at the time of the distribution.

The Series A Warrants and Series C Warrants contain provisions such that if we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of the shares of our common stock (the “purchase rights”), the holder of the Series A Warrants and Series C Warrants is entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of our common stock acquirable upon the complete exercise of the holder’s Series A Warrants and Series C Warrants. The Series B Warrants do not contain a purchase rights provision.

The Series A Warrants and Series C Warrants contain provisions such that we may not enter into certain fundamental transactions, including a merger or sale of all or substantially all of our assets, unless the successor entity assumes in writing all of our obligations under the Series A Warrants and Series C Warrants. If certain fundamental transactions occur (such as a merger, consolidation, sale of substantially all of our assets, tender offer or exchange offer with respect to our common stock or reclassification of our common stock), at the holder’s request, we or the successor entity shall purchase the Series A Warrants and Series C Warrants from the holder for an amount equal to the value of the unexercised portion of the Series A Warrants and Series C Warrants that remain as of the applicable time of determination based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. The Series B Warrants do not contain such provisions concerning fundamental transactions.

LEGAL MATTERS

Certain legal matters related to the securities offered under this prospectus supplement will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for the period from January 17, 2002 (inception) to December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated by reference in this prospectus supplement and the prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For more information about us and our securities, you should read the registration statement and its exhibits and schedules. Copies of the registration statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010;

•	our Proxy Statement on Schedule 14A filed on April 30, 2010 for our 2010 Annual Meeting of Stockholders; and

•	our Current Reports on Form 8-K filed on January 13, 2011, January 12, 2011, December 23, 2010, June 18, 2010, March 12, 2010, and January 12, 2010.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are not deemed to be filed and not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC's website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

PROSPECTUS	Subject to Completion Dated July 12, 2010

PROVECTUS PHARMACEUTICALS, INC.

$50,000,000

Common Stock
Warrants
Units

This prospectus relates to common stock, par value $.001 per share, warrants to purchase shares of common stock, and units comprised of common stock, warrants, or any combination thereof that Provectus Pharmaceuticals, Inc. may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $50,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB." Our principal offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, and our phone number is (866) 594-5999.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF DOCUMENTS BY REFERENCE	1
ABOUT PROVECTUS PHARMACEUTICALS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT	3
RISK FACTORS	3
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	4
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF UNITS	9
LEGAL MATTERS	10
EXPERTS	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, warrants, or units, collectively referred to herein as the securities, up to a total public offering price of $50,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page 1 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Provectus," "Provectus Pharmaceuticals," "we," "us," or similar references mean Provectus Pharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 17, 2010;

•	our Proxy Statement on Schedule 14A filed on April 30, 2010; and

•	our Current Reports on Form 8-K filed on June 18, 2010, March 12, 2010, and January 12, 2010.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are not deemed to be filed and not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC's website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

ABOUT PROVECTUS PHARMACEUTICALS

Business Information

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Corporate Information

Provectus Pharmaceuticals, Inc., formerly known as "Provectus Pharmaceutical, Inc." and "SPM Group, Inc.," was incorporated under Colorado law on May 1, 1978. SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to "Provectus Pharmaceutical, Inc." and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as PPI. On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical. As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI. As part of the acquisition, Provectus Pharmaceutical changed its name to "Provectus Pharmaceuticals, Inc.," and PPI became a wholly-owned subsidiary of Provectus.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation "Xantech Pharmaceuticals, Inc." Through this acquisition, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions for the development of dermatology and oncology prescription drugs, medical devices and over-the-counter pharmaceutical products and for the preparation of human and animal vaccines, diagnosis of infection diseases and enhanced production of genetically engineered drugs.

On December 5, 2002, we acquired the assets of Pure-ific L.L.C., a Utah limited liability company, and created a wholly-owned subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the "Pure-ific" trademarks.

Provectus has the following seven wholly-owned subsidiaries: Xantech Pharmaceuticals, Inc.; Pure-ific Corporation; Provectus Biotech, Inc.; Provectus Devicetech, Inc.; Provectus Imaging, Inc.; IP Tech, Inc.; and Provectus Pharmatech, Inc. Provectus has designated all of its subsidiaries as non-core except for Provectus Pharmatech, Inc., which owns the patented technologies for its prescription drug product candidates for the treatment of cancer and serious skin diseases. The non-core subsidiaries own patented technologies for a range of other products that are intended to be further developed and licensed. The potential further development and licensure would likely be facilitated via the Company's selling a majority stake of the underlying assets of each non-core subsidiary. This transaction would likely be accomplished through a non-core spin-out process which would enable each non-core subsidiary to become a separate publicly held company. Each new public entity could then raise funds without diluting the ownership of the then current stockholders of the Company.

 We manage Provectus and our subsidiaries on an integrated basis. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (866) 594-5999.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "may," "will," "could," "should," "expect," "anticipate," "intend," "estimate," "believe," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption "Risk Factors," as well as in our most recent Annual Report on Form 10-K, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	general corporate purposes, including additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each time we offer and sell securities, the applicable prospectus supplement will describe the securities exchange or market on which the securities may be listed or quoted, if any.

 DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock separately in one or more transactions, together with other securities or separately, as described in each applicable prospectus supplement. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock. We are not offering or selling shares of preferred stock pursuant to this prospectus or any prospectus supplement used in connection with this prospectus.

The following description of our capital, restated articles of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page 1 of this prospectus.

Governing Law and Organization Documents

Stockholders' rights and related matters are governed by the laws of the State of Nevada, our restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our bylaws. Our articles of incorporation may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of 75% of all shares outstanding and entitled to vote generally in the election of directors or by an affirmative vote of a majority of our directors then holding office.

Common Stock

Under our restated articles of incorporation, we are authorized to issue up to 150,000,000 shares of common stock, par value $.001 per share. As of June 30, 2010, 79,239,141 shares of common stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

Except as required by law or by our articles of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock and preferred stock, voting as a single class, are able to elect all directors. Our articles of incorporation do not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by the Company.

In the event of our liquidation, dissolution or winding up, holders of our common stock and our preferred stock are entitled to share ratably on an as-converted basis in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of issued and outstanding 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock before any payment or distribution it made on the common stock. Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of issued and outstanding 8% convertible preferred stock, in addition to any other rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and to Nevada law.

Warrants and Options

As of December 31, 2009, we have reserved for issuance 22,147,554 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock. The warrants have a weighted average exercise price of $1.02 per share. As of December 31, 2009, we have reserved for issuance 8,623,843 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. The options have a weighted average exercise price of $0.95 per share.

Preferred Stock

As of June 30, 2010, we have reserved for issuance 13,283,322 shares of common stock for issuance upon the conversion of outstanding shares of 8% convertible preferred stock. See "DESCRIPTION OF CAPITAL STOCK – Preferred Stock" beginning on page 7 of this prospectus.

Transfer Agent and Registrar

We have retained Standard Registrar and Transfer Company, 12528 South 1840 East, Draper, Utah 84020, as the transfer agent for our common stock. Standard Registrar & Transfer Company's telephone number is (801) 266-7151.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB."

Preferred Stock

Under our articles of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 13,333,333 shares of 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on March 5, 2010. As of June 30, 2010, 13,283,322 shares of 8% convertible preferred stock were issued and outstanding. Pursuant to their registration rights agreement, the current holders of the 8% convertible preferred stock do not currently have piggyback registration rights pertaining to the common stock underlying these holders’ shares of 8% convertible preferred stock or warrants issued to such holders, and such shares of common stock are not being included in this registration statement.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the 8% convertible preferred stock.

Dividends. Dividends on the 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of amount of the cash dividend per share of 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock. At our option, but only after such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding 8% convertible preferred stock into shares of common stock. Each share of 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding 8% convertible preferred stock into shares of common stock is suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the 8% convertible preferred stock will share in the distribution pro rata. Holders of the 8% convertible preferred stock will be entitled to exercise their right to convert the 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior to the 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the 8% convertible preferred stock; or (iv) approve a deemed liquidation event.

Redemption. At our option, but only after such time that the volume-weighted average price of common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may redeem all or a portion of the outstanding 8% convertible preferred stock at the original issue price, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock. Prior to the date of redemption, each holder of 8% convertible preferred stock being redeemed may elect to convert its 8% convertible preferred stock, in whole or in part, to common stock as described above. Our right to redeem the outstanding 8% convertible preferred stock will be suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Anti-Dilution. Shares of 8% convertible preferred stock are entitled to anti-dilution protection for a period of five years after the first issuance of 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Ownership Limitation. The right of holders of 8% convertible preferred stock to convert the 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase us in writing. Holders of 8% convertible preferred stock shall not have the right to convert 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock. Warrants may be issued in one or more series, independently or together with common stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or composite currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of the common stock purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of common stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for the period from January 17, 2002 (inception) to December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROVECTUS PHARMACEUTICALS, INC.

$50,000,000

Common Stock
Warrants
Units

PROSPECTUS

JULY 12, 2010